EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of HC2 Holdings, Inc. of our report dated March 30, 2018 relating to the financial statements of KMG America Corporation, which appears in Hc2 Holdings, Inc’s Current Report on Form 8-K/A dated May 3, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
September 9, 2020